SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) ____April 5, 2002____

_________________Brandmakers, Inc._________________
(Exact Name of Regristrant as Specified in Its Charter)

_______________________Utah________________________
(State or Other Jurisdiction of Incorporation)

_____0-28184____	_______37-1099747_______
(Commission File Number)	(IRS Employer Identification Number)

_140 Satellite Bl. Suite C Suwanee, GA_	__30024__
(Address of Principal Executive Offices)	(Zip Code)

________________770 - 338 - 1958________________
(Registrant's Telephone Number, Including Area Code)

__________________________________________________
(Former Name of Former Address, if Changed Since Last Report)

Brandmakers, Inc. sold their ZOOM Communications division effective April 5, 2002 under an Asset Purchase Agreement with NTN Communications, Inc. (AMEX: NTN). Assets and Liabilities were transferred per Exhibit A which was the book value as of March 15, 2002. In addition, Brandmakers, Inc. received $20,000 of restricted common shares of NTN Communications, Inc. Brandmakers, Inc. was relieved from the responsibility of current losses as well as the liabilities. Russ Ford, President and Sal Veni, Chief Operating Officer, resigned their positions with Brandmakers to manage the division for NTN.

Brandmakers restructured the outstanding debt of $518,400 with Multi-Page Communications, reducing the note to $100,000 with $5,000 down and $95,000 amortized over five years at 9% interest with a balloon payment at the end of one year. However, the full amount less payments will remain on the balance sheet until the final payment is made. All payments must be made on a timely basis with a thirty day grace period.

Book Value

As of March 15, 2002

ZOOM Communications Division

Assets:

Accounts Receivable
Factored	$90,047.36
90 days from invoice date	21.311.17
Other	18,363.83
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129,722.36

Prepaid inventory	2,995.00

Inventory	45,052.04

Demo Systems	11,898.50

Advanced Replacement Systems	11,272.50

Fixed Assets, Net	92,966.17
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Total Assets	$293,906.57
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Liabilities
Accounts Payable	$234,284.20

Line of Credit	72,265.22

Deferred Revenue:
Credit Balances in A/R	7,213.35

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Total Liabilities	313,762.77
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Net Book Value	(19,856.20)
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